QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 1, 2005

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50514 (Commission File Number)	20-0282396 (IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

        On April 1, 2005, Barbara L. Blackford, the Company's Executive Vice President, General Counsel and Secretary, was granted non-qualified stock options to acquire 20,000 shares of the Company common stock at an exercise price per share equal to the fair market value of the common stock as of the grant date. The options have a ten-year term and vest as to 25% of the shares on each of the first four anniversaries of the grant date, or earlier upon (i) termination of the optionee's employment due to death, disability or retirement, or (ii) termination of the optionee's employment by the Company without "cause" or the optionee's resignation for "good reason" within six months after a change in control of the Company. In addition, the options are subject to additional terms set forth in Ms. Blackford's employment agreement with the Company, which provide that the options become fully vested in the event of the termination of her employment by the Company without "cause" or her resignation for "good reason" within one year after a change in control of the Company.

        The form of award certificate for such options is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Non-Qualified Stock Option Certificate

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.
Dated: April 7, 2005
	By:	/s/ DAVID S. ALDRIDGE Name: David S. Aldridge Title: Executive Vice President, Chief Financial Officer and Treasurer

3

QuickLinks

  Item 1.01. Entry Into A Material Definitive Agreement.
  Item 9.01—Financial Statements and Exhibits.
SIGNATURES